As filed with the Securities and Exchange Commission on December 3, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________________________
THE SCOTTS MIRACLE-GRO COMPANY
(Exact name of registrant as specified in its charter)

Ohio	31-1414921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
14111 Scottslawn Road
Marysville, Ohio 43041
(937) 644-0011
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________________________________________

Ivan C. Smith, Esq.	Copy to:
Executive Vice President, General Counsel,	Adam L. Miller, Esq.
Corporate Secretary and Chief Compliance Officer	Vorys, Sater, Seymour and Pease LLP
The Scotts Miracle-Gro Company	52 East Gay Street
14111 Scottslawn Road	Columbus, Ohio 43216
Marysville, Ohio 43041	(614) 464-6400
(937) 644-0011
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________________________________________
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑     Accelerated filer  ☐     Non-accelerated filer ☐    Smaller reporting company ☐    Emerging growth company ☐
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐
__________________

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Common Shares, without par value (2)
Preferred Shares, without par value (2)
Depositary Shares (3)
Warrants
Rights (4)
Purchase Contracts
Purchase Units
Guarantees of Debt Securities (5)
Total:

________________________

(1)    Pursuant to General Instruction II.E., this information is not required to be included. An indeterminate number or amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in purchase units or represented by depositary shares. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), The Scotts Miracle-Gro Company is deferring payment of the registration fee.
(2)    Including an indeterminate number of common shares and preferred shares as may from time to time be issued upon conversion or exchange of debt securities or preferred shares, or upon the exercise of warrants or purchase contracts, as the case may be.
(3)    Each depositary share will represent a fractional interest of a preferred share.
(4)    Rights evidencing the right to purchase debt securities, common shares, preferred shares or depositary shares.
(5)    Guarantees of debt securities may be issued by those direct and indirect subsidiaries of The Scotts Miracle-Gro Company listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is payable in respect of the registration of the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
1868 Ventures LLC(2)	Ohio	84-3517359
AeroGrow International, Inc.(2)	Nevada	46-0510685
GenSource, Inc.(1)	Ohio	47-3691890
Hawthorne Hydroponics LLC(3)	Delaware	35-2524504
HGCI, Inc.(4)	Nevada	47-3426969
Hyponex Corporation(2)	Delaware	31-1254519
Miracle-Gro Lawn Products, Inc.(2)	New York	11-3186421
OMS Investments, Inc.(5)	Delaware	51-0357374
Rod McLellan Company(2)	California	94-1439564
Sanford Scientific, Inc.(2)	New York	16-1279959
Scotts Live Goods Holdings, Inc.(2)	Ohio	85-3887581
Scotts Manufacturing Company(2)	Delaware	42-1508875
Scotts Products Co.(2)	Ohio	31-1269080
Scotts Professional Products Co.(2)	Ohio	31-1269066
Scotts-Sierra Investments LLC(2)	Delaware	51-0371209
Scotts Temecula Operations, LLC(2)	Delaware	33-0978312
SMG Growing Media, Inc.(2)	Ohio	20-3544126
SMGM LLC(2)	Ohio	27-0434530
Swiss Farms Products, Inc.(4)	Delaware	88-0407223
The Hawthorne Collective, Inc.(2)	Ohio	87-1006204
The Hawthorne Gardening Company(3)	Delaware	46-5720038
The Scotts Company LLC(2)	Ohio	31-1414921
________________________
(1)    The address, including zip code, of the principal executive offices for this additional obligor is 563 S. Crown Hill Road, Orville, Ohio 44667.
(2)    The address, including zip code, of the principal executive offices for this additional obligor is c/o The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041.
(3)    The address, including zip code, of the principal executive offices for this additional obligor is 800 Port Washington Blvd., Port Washington, New York 11050.
(4)    The address, including zip code, of the principal executive offices for this additional obligor is 3993 Howard Hughes Parkway, Suite 250, Las Vegas, Nevada 89169.
(5)    The address, including zip code, of the principal executive offices for this additional obligor is 10250 Constellation Blvd., Suite 2800, Los Angeles, California 90067.

PROSPECTUS
The Scotts Miracle-Gro Company
Debt Securities
Common Shares
Preferred Shares
Depositary Shares
Warrants
Rights
Purchase Contracts
Purchase Units
Guarantees of Debt Securities

We may offer from time to time, in one or more offerings, debt securities, common shares, preferred shares, depositary shares, warrants, rights, purchase contracts, purchase units or any combination thereof in amounts, at prices and on other terms to be determined at the time of an offering. The debt securities may be either senior debt securities or subordinated debt securities. This prospectus also covers guarantees, if any, of our payment obligations under the debt securities, which may be given from time to time by one or more of our subsidiaries, on terms to be determined at the time of the offering.
This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described under the heading “Where You Can Find More Information” carefully before you make your investment decision.
Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “SMG.” On December 2, 2021, the last reported sale price of our common shares was $139.69. Unless we state otherwise in the applicable prospectus supplement, we will not list any of the securities on any securities exchange.
We may sell the securities directly to purchasers or to or through underwriters, dealers or agents. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting fees, discounts and commissions.
Investing in our securities involves risk. See “Risk Factors” on page 4 of this prospectus, as well as the risk factors disclosed in our periodic reports filed with the Securities and Exchange Commission and in the applicable prospectus supplement or other offering material.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 3, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States (“U.S.”) Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more separate offerings from time to time. This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the information appearing under the heading “Where You Can Find More Information” and “Incorporation by Reference,” before deciding whether to invest in any of the securities offered.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the cover of the applicable document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, references to “Scotts,” the “Company,” “we,” “our” and “us” and similar terms mean The Scotts Miracle-Gro Company and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain or incorporate by reference certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“Reform Act”), Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. These statements are generally identified by the use of forward-looking words or phrases such as “believe,” “strategy,” “envision,” “target,” “goal,” “project,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “upcoming,” “guidance,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. In addition, all statements that address future operating, financial or business performance, liquidity, cash flows, strategies or initiatives, targets, prospects, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements. For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act.

Forward-looking statements are not guarantees of future performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult or impossible to predict accurately, many of which are beyond our control, and may cause our actual results and future events to differ materially from those expressed in or implied by the forward-looking statements. We cannot assure you that we will achieve any of our expectations, estimates or projections and you should not place undue reliance on forward-looking statements.

The forward-looking statements included or incorporated by reference in this prospectus are only made as of the date of this prospectus or the respective document incorporated by reference herein, as applicable. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings and reports with the SEC should be consulted. See “Where You Can Find More Information.”

Numerous factors may cause our actual results and events to differ materially from those expressed or implied by forward-looking statements. Such factors will be described under the “Risk Factors” section of any applicable prospectus supplement and under similar headings in our periodic reports filed with the SEC, which are incorporated by reference into this prospectus and include, but are not limited to, the following:

•The effects of the ongoing coronavirus (COVID-19) pandemic and any possible recurrence of other similar types of pandemics, or any other widespread public health emergencies, could have a material adverse effect on our business, results of operations, financial condition and/or cash flows;

•If we underestimate or overestimate demand for our products and do not maintain appropriate inventory levels, our net sales and/or working capital could be negatively impacted;

•We may not successfully develop new product lines and products or improve existing product lines and products;

•Our marketing activities may not be successful;

•The highly competitive nature of our markets could adversely affect our ability to maintain or grow revenues;

•Because of the concentration of our sales to a small number of retail customers, the loss of one or more of, or a significant reduction in orders from, our top customers could adversely affect our financial results;

•Our manufacturing operations, including our reliance on third-party manufacturers, could harm our business;

•Our business is subject to risks associated with sourcing and manufacturing outside of the U.S. and risks from tariffs and/or international trade wars;

•Our reliance on a limited base of suppliers may result in disruptions to our business and adversely affect our financial results;

•A significant interruption in the operation of our or our suppliers’ facilities could impact our capacity to produce products and service our customers, which could adversely affect revenues and earnings;

•Disruptions to transportation channels that we use to distribute our products may adversely affect our margins and profitability;

•Our business could be negatively impacted by corporate citizenship and ESG matters and/or our reporting of such matters;

•Certain of our products may be purchased for use in new and emerging industries or segments and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions;

•Our operations may be impaired if our information technology systems fail to perform adequately or if we are the subject of a data breach or cyber attack;

•Climate change and unfavorable weather conditions could adversely impact financial results;

•Disruptions in availability or increases in the prices of raw materials or fuel could adversely affect our results of operations;

•Our international operations make us susceptible to the costs and risks associated with operating internationally;

•In the event the Third Restated Agreement for Monsanto’s consumer Roundup® products terminates or Monsanto’s consumer Roundup® business materially declines, we would lose a substantial source of future earnings and overhead expense absorption;

•We may not be able to adequately protect our intellectual property and other proprietary rights that are material to our business;

•Our success depends upon the retention and availability of key personnel and the effective succession of senior management;

•We are involved in a number of legal proceedings and, while we cannot predict the outcomes of such proceedings and other contingencies with certainty, some of these outcomes could adversely affect our business, financial condition, results of operations and cash flows;

•Acquisitions, other strategic alliances and investments could result in operating difficulties, dilution, and other harmful consequences that may adversely impact our business and results of operations;

•A failure to dispose of assets or businesses in a timely manner may cause the results of the Company to suffer;

•Our lending activities may adversely impact our business and results of operations;

•Our indebtedness could limit our flexibility and adversely affect our financial condition;

•Changes in credit ratings issued by nationally recognized statistical rating organizations (NRSROs) could adversely affect our cost of financing and the market price of our 5.250% Senior Notes, 4.500% Senior Notes, 4.000% Senior Notes and 4.375% Senior Notes;

•Uncertainty regarding the LIBOR replacement process and expected discontinuance of LIBOR may adversely impact our current or future debt obligations, including under our credit facility and certain hedging arrangements;

•Our hedging arrangements expose us to certain counterparty risks;

•Our postretirement-related costs and funding requirements could increase as a result of volatility in the financial markets, changes in interest rates and actuarial assumptions;

•Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase our costs of doing business or limit our ability to market all of our products;

•Unanticipated changes in our tax provisions, the adoption of new tax legislation or exposure to additional tax liabilities could affect our profitability and cash flows;

•Hagedorn Partnership, L.P. beneficially owns approximately 26% of our Common Shares and can significantly influence decisions that require the approval of shareholders; and

•While we have, over the past few years, increased the rate of cash dividends on, and engaged in repurchases of, our Common Shares, any future decisions to reduce or discontinue paying cash dividends to our shareholders or repurchasing our Common Shares pursuant to our previously announced repurchase program could cause the market price for our Common Shares to decline.

The factors identified in this section are not intended to represent a complete list of all factors that could adversely affect our financial condition, liquidity, results of operations, cash flows, plans, objectives, strategies, targets, prospects and business. Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our financial condition, liquidity, results of operations, cash flows, plans, objectives, strategies, targets, prospects and business, and the factors we have identified could affect us to a greater extent than we currently anticipate. Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. This discussion is provided as permitted by the Reform Act, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section. We do not endorse any projections regarding future performance that may be made by third parties.

RISK FACTORS

Our business is subject to uncertainties and risks. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, and the risk factors contained under the “Risk Factors” heading in any applicable prospectus supplement. In addition, see the “Forward-Looking Statements” section of this prospectus for a description of certain risks and uncertainties associated with our business. Each risk factor may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks as well as additional risks and uncertainties not presently known to us or that we deem currently immaterial. The market or trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or a part of your investment.

THE SCOTTS MIRACLE-GRO COMPANY

We are a leading manufacturer and marketer of branded consumer products for lawn and garden products in North America. We are the exclusive agent of Monsanto for the marketing and distribution of certain of Monsanto’s consumer Roundup® branded products within the U.S. and certain other specified countries. Through our Hawthorne segment, we are the leading manufacturer, marketer and distributor of lighting, nutrients, growing media, growing environments and hardware products for indoor and hydroponic gardening. Our common shares are traded on the New York Stock Exchange under the symbol “SMG.”
We trace our heritage back to a company founded by O.M. Scott in Marysville, Ohio in 1868. In the mid-1900s, we became widely known for the development of quality lawn fertilizers and grass seeds that led to the creation of a new industry—consumer lawn care. In the 1990s, we significantly expanded our product offering with three leading brands in the U.S. home lawn and garden industry. In fiscal 1995, through a merger with Stern’s Miracle-Gro Products, Inc., we acquired the Miracle-Gro brand, the industry leader in water-soluble garden plant foods. In fiscal 1999, we acquired the Ortho brand in the U.S. and obtained exclusive rights to market the consumer Roundup brand within the U.S. and other contractually specified countries, thereby adding industry-leading weed, pest and disease control products to our portfolio. Today, the Scotts, Turf Builder, Miracle-Gro, Ortho and Roundup brands make us one of the most widely recognized companies in the consumer lawn and garden industry in the U.S. Our Hawthorne segment is the leading manufacturer, marketer and distributor of indoor and hydroponic gardening products in North America.

We divide our business into three principal business segments:

•U.S. Consumer. U.S. Consumer consists of our consumer lawn and garden business located in the U.S.

•Hawthorne. Hawthorne consists of our indoor and hydroponic gardening business, excluding AeroGrow International, Inc.

•Other. Other primarily consists of our consumer lawn and garden businesses outside the U.S.

For additional information concerning our business and our financial results and condition, please refer to the documents incorporated by reference in this prospectus. See “Incorporation by Reference.”

Our principal executive offices are located at 14111 Scottslawn Road, Marysville, Ohio 43041, and our telephone number is (937) 644-0011. We maintain websites at www.scotts.com and www.scottsmiraclegro.com where general information about us is available. The information on our websites is not a part of this prospectus or any applicable prospectus supplement.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other things, working capital additions, repayment of indebtedness, repurchases of our common shares, payment of dividends, capital expenditures, acquisitions and other strategic investments.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

The following description discusses the general terms and provisions of the debt securities that we may offer under this prospectus and any related guarantees. The debt securities may be issued as senior debt securities or subordinated debt securities. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of our senior debt, to the extent and in the manner set forth in the applicable prospectus supplement for the securities.

The senior debt securities will be issued under an indenture, dated as of January 14, 2010, among The Scotts Miracle-Gro Company, the guarantors identified therein and U.S. Bank National Association, as trustee, as it may be supplemented or amended from time to time. The subordinated debt securities will be issued under a separate indenture between us and one or more U.S. banking institutions. The trustee for each series of our subordinated debt securities will be identified in the applicable prospectus supplement. We may refer to the indenture covering the senior debt securities as the “senior indenture” and the indenture covering the subordinated debt securities as the “subordinated indenture.” Together the senior indenture and the subordinated indenture are called “indentures.”

The senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to and governed by the Trust Indenture Act of 1939 (“Trust Indenture Act”) and may be supplemented or amended from time to time following their execution. Prior to issuing any subordinated debt securities, we will be required to select a trustee for the subordinated indenture, qualify the trustee or trustees under the Trust Indenture Act and execute the subordinated indenture.

Each of the senior indenture and the form of the subordinated indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable indenture will be described in the prospectus supplement relating to such series of debt securities.

The following summary describes selected provisions of the indentures. This summary does not describe every aspect of the debt securities, the guarantees or the applicable indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the applicable indenture, including the terms defined in the applicable indenture. We urge you to read the applicable indenture in its entirety. This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities and the guarantees in the applicable prospectus supplement.

General

The indentures provide that we will be able to issue an unlimited aggregate principal amount of debt securities under each indenture, in one or more series, and in any currency or currency units. We are not required to issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture or in one or more officer’s certificates pursuant to a board resolution. We will describe in the applicable prospectus supplement the terms of the debt securities being offered, including:

•the title, and the price at which we will sell, the offered debt securities;

•whether the offered debt securities are senior debt securities or subordinated debt securities;

•the aggregate principal amount of the offered debt securities;

•the date or dates on which principal will be payable or how to determine such date or dates;

•the rate or rates or method of determination of interest;

•the date from which interest will accrue;

•the dates on which interest will be payable and any record dates for the interest payable on the interest payment dates;

•the place of payment on the offered debt securities;

•any obligation or right we have to redeem, purchase or repay the offered debt securities, or any option of the registered holder to require us to redeem or repurchase offered debt securities, and the terms and conditions upon which the offered debt securities will be redeemed, purchased or repaid;

•the currency or currencies, including composite currencies or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on any of the offered debt securities will be payable if other than the currency of the United States of America;

•any index, formula or other method used to determine the amount of principal, premium, if any, or interest;

•the terms and conditions upon which payment on the offered debt securities may change;

•whether the offered debt securities are defeasible;

•any addition to or change in the events of default;

•any addition to or change in the covenants in the applicable indenture;

•whether the offered debt securities will be guaranteed;

•the terms of any right to convert the offered debt securities into common shares;

•with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

•any other terms of the offered debt securities not inconsistent with the provisions of the applicable indenture.

The prospectus supplement will also describe any material federal income tax, accounting and other considerations applicable to the series of debt securities to which the prospectus supplement relates, including those considerations applicable to debt securities (i) denominated in whole or in part in any currency other than U.S. dollars, (ii) with respect to which the principal of (and premium, if any) or interest, if any, are to be payable in a currency or currencies other than that in which the debt securities are to be payable, or (iii) with respect to which any index is used to determine the amount of payments of principal of (and premium, if any) or interest on such series of the debt securities.

If so provided in the applicable prospectus supplement, we may issue our debt securities at a discount below their principal amount and pay less than the entire principal amount of our debt securities upon declaration of acceleration of their maturity. The applicable prospectus supplement will describe the material federal income tax and other considerations applicable to any such original issue discount securities.

The general provisions of the indentures do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries. Please refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to, the events of default described below that are applicable to the offered debt securities or any covenants or other provisions providing event risk or similar protection.

Payment

Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the applicable trustee, as our paying agent, or at other designated places. Any other paying agent initially designated for the debt securities of a particular series will be identified in the applicable prospectus supplement.

Form, Transfers and Exchanges

The debt securities of each series will be issued only in fully registered form, without interest coupons. Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued in denominations of $2,000 each or integral multiples of $1,000 in excess thereof.

Subject to the terms of the applicable indenture and the limitations applicable to global securities, you may exchange or transfer debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge, except for any tax or governmental charge.

Global Securities

The debt securities of any series may be issued, in whole or in part, in the form of one or more global certificates (“global securities”) that will be deposited with the depositary identified in the applicable prospectus supplement relating to such series. A global security represents the beneficial interests of a number of purchasers of the security. In such case, one or more of the global securities will be issued in a denomination equal to the portion of the aggregate principal amount of all of the outstanding debt securities of that series to be represented by such global securities.

No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than by the depositary for that global security to a nominee of such depositary, by any nominee of that depositary to such depositary or other nominee of the depositary or by the depositary or a nominee of a depositary under the following circumstances, except as otherwise provided in the applicable prospectus supplement.

The depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or the applicable trustee. Under such circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry-only transfers through a depositary. In that event, certificates will be printed and delivered to the successor depositary or the nominee of the successor depositary.
We may also at any time and in our sole discretion determine that any series of debt securities is to no longer be represented by global securities and, in such event, we will issue such debt securities in definitive form in exchange for such global securities.
Unless otherwise stated in any prospectus supplement, The Depository Trust Company, or DTC, will act as depositary. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected, only through records maintained by DTC and its participants.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an event of default occurs with respect to debt securities of any series if:

•we default for 30 days in the payment when due of interest upon any debt security of such series;

•we default in the payment when due of the principal of or premium, if any, on any debt security of such series at its maturity;

•we default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of such series;

•we default in the observance or performance of any other covenant or agreement contained in the applicable indenture which default continues for a period of 60 days (in the case of the senior indenture) or 30 days (in the case of the subordinated indenture) after we receive written notice specifying the default (and demanding that such default be remedied) from the applicable trustee or the holders (with a copy to the applicable trustee) of at least 25% of the outstanding principal amount of the debt securities of such series;

•certain events of bankruptcy, insolvency, receivership or reorganization with respect to us occur; or

•any other event of default provided with respect to debt securities of such series occurs.

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indentures.

Each indenture requires us to provide an officers’ certificate to the applicable trustee promptly upon any such officer obtaining knowledge of any default or event of default that has occurred and, if applicable, describe such default or event of default and the status thereof. Each indenture requires us to file annually with the applicable trustee an officers’ certificate as to our compliance with all conditions and covenants under the applicable indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders of that series of debt securities.

If an event of default occurs and is continuing with respect to any series of debt securities, then either the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if any debt securities of that series are original issue discount securities, that portion of the principal amount of those original issue discount securities as may be specified in the terms of those original issue discount securities, of all of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the applicable trustee if given by the holders, and upon any such declaration that principal amount, or specified amount, plus accrued and unpaid interest, and premium, if any, will become immediately due and payable. Upon payment of that amount in the currency in which the debt securities are denominated (except as otherwise provided in the applicable indenture or the applicable prospectus supplement), all of our obligations in respect of the payment of principal of the debt securities of that series will terminate.

After a declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due on any series of debt securities, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series, by written notice to us and the applicable trustee, may rescind and annul the declaration and its consequences, subject to any terms or conditions specified in the applicable prospectus supplement.

If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series, or that portion of the principal amount of such debt securities as may be specified in the applicable prospectus supplement, and premium, if any, and accrued and unpaid interest will automatically become immediately due and payable.

Subject to the provisions of each indenture relating to the duties of the applicable trustee, in case an event of default with respect to our debt securities of a particular series occurs and is continuing, the applicable trustee will be under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of any of the holders of debt securities of that series, unless the holders have offered to the applicable trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for the indemnification of the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee under the applicable indenture, or exercising any trust or power conferred on the applicable trustee with respect to the debt securities of that series.

Merger or Consolidation

Each indenture provides that we may not consolidate or merge with or wind up into any other entity, whether or not we are the surviving entity, and that we may not sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•the entity formed by the consolidation or into which we are merged, or the person which acquires us or which leases our properties and assets substantially as an entirety, is an entity organized and existing under the laws of the United States or any State or territory of the United States or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the outstanding debt securities and the performance of all of our covenants under the applicable indenture;

•immediately after giving effect to such transaction, no event of default under the applicable indenture, and no event which after notice or lapse of time or both would become an event of default, has happened and is continuing; and

•all other conditions specified in the applicable prospectus supplement are met.

Upon any consolidation with or merger into any other entity, or any conveyance, transfer or lease of our properties and assets substantially as an entirety to any person in compliance with the foregoing, the resulting successor entity shall succeed to, and be substituted for, and may exercise all of our rights and powers under the indentures.

Modification or Waiver

Without prior notice to or the consent of any holders, we and the applicable trustee may enter into one or more supplemental indentures to the senior indenture for any of the following purposes:

•to cure any ambiguity, defect or inconsistency;

•to provide for uncertificated debt securities of a particular series in addition to or in place of certificated debt securities of such series;

•to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our assets;

•to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect in any material respect the legal rights under the applicable indenture of any such holder;

•to add any person as a guarantor;

•to comply with any requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act;

•to remove a guarantor which, in accordance with the terms of the applicable indenture, ceases to be liable in respect of its guarantee;

•to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee;

•to secure all of the debt securities of a particular series;

•to add to the covenants of us or any guarantor for the benefit of the holders or to surrender any right or power conferred upon us or any guarantor; or

•to establish the form or terms of debt securities of any series as permitted by the terms of such indenture.

Without prior notice to or the consent of any holders, we and the applicable trustee may enter into one or more supplemental indentures to the subordinated indenture for any of the following purposes:

•to evidence the succession of another corporation to our rights and the assumption by such successor of our covenants under the indenture and the debt securities;

•to add to our covenants, for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us under the indenture;

•to add any additional events of default;

•to change or eliminate any of the provisions of the indenture, provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

•to secure the debt securities or to provide that any of our obligations under any series of the debt securities will be guaranteed and the terms and conditions for the release or substitution of such security or guarantee;

•to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities;

•to establish the form or terms of debt securities of any series;

•to evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

•to cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision of the indenture, to eliminate any conflict between the terms of the indenture and the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under the indenture which are not inconsistent with any provision of the indenture.

We and the applicable trustee may, with some exceptions, amend or modify either indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification. However, no amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:

•reduce the principal amount of debt securities of such a series whose holders must consent to an amendment, supplement or waiver, including the waiver of defaults or events of default, or to a rescission and cancellation of a declaration of acceleration of the debt securities;

•reduce the rate of, or change, or have the effect of changing the time for payment of interest, including defaulted interest, on the debt securities of such a series;

•reduce the principal of or change or have the effect of changing the fixed maturity of such debt securities, or change the date on which such debt securities may be subject to redemption, or reduce the redemption price therefor;

•make such debt securities payable in money other than that stated in such debt securities;

•make any change in the provisions of the applicable indenture protecting the right of each holder to receive payment of principal of and interest on such debt securities on or after the due date thereof, or to bring suit to enforce such payment;

•waive a default in the payment of principal of or interest on any such debt securities; provided that this clause shall not limit the right of the holders of a majority in aggregate principal amount of the outstanding debt securities of such series to rescind and cancel a declaration of acceleration of such debt securities following delivery of an acceleration notice as described under “— Events of Default”;

•make any change in the provisions of the applicable indenture described in this “Modification or Waiver” section;

•in the case of the senior indenture, contractually subordinate such debt securities (or any related guarantees) to any other indebtedness;

•in the case of the subordinated indenture, modify any provisions relating to the subordination of the debt securities in a manner adverse to the holders;

•conflict with the required provisions of the Trust Indenture Act; or

•modify any of the foregoing provisions of the applicable indenture, except to increase any such percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of each series affected thereby.

A modification that changes or eliminates any provision of an indenture expressly included solely for the benefit of holders of debt securities of one or more particular series or modifies the holders’ rights will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series.

Each of the indentures provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default or event of default and its consequences under the applicable indenture, except:

•a continuing default or event of default in the payment of the principal of (and premium, if any) or interest on any such debt security held by a non-consenting holder; or

•a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Legal Defeasance and Covenant Defeasance

The applicable indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement, when either:

•all the debt securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed debt securities of such series which have been replaced or paid and debt securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us as provided in the applicable indenture) have been delivered to the registrar for cancellation, and

•we have paid all sums payable under the applicable indenture by us, and

•we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the applicable indenture relating to the satisfaction and discharge of such indenture have been complied with; or

•we shall have given notice of redemption of all of the debt securities of such series, all of the debt securities of such series shall have otherwise become due and payable or all of the debt securities of such series will become due and payable, or may be called for redemption, within one year, and

•we have irrevocably deposited or caused to be deposited with the applicable trustee or another trustee funds, in trust solely for the benefit of the holders of debt securities of such series, U.S. legal tender, U.S. government obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness (including all principal and accrued interest) on the debt securities of such series not theretofore delivered to the applicable trustee for cancellation, together with irrevocable instructions from us directing the applicable trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

•no default or event of default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of or default under any other instrument to which we are a party or by which we are bound;

•we have paid all other sums payable under the applicable indenture; and

•we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the applicable indenture relating to the satisfaction and discharge of the applicable indenture have been complied with.

In addition, each series of debt securities may provide additional or different terms or conditions for the discharge or defeasance of some or all of our obligations as may be specified in the applicable prospectus supplement.

If provision is made for the defeasance of debt securities of a series, and if the debt securities of that series are registered securities and denominated and payable only in U.S. dollars, then the provisions of each indenture relating to defeasance will be applicable except as otherwise specified in the applicable prospectus supplement for debt securities of that series. Defeasance provisions, if any, for debt securities denominated in a foreign currency or currencies may be specified in the applicable prospectus supplement.

We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of a series and all obligations of any guarantors discharged with respect to their guarantees of the outstanding debt securities of a series (“Legal Defeasance”) except for:
•the rights of holders of such outstanding debt securities to receive payments in respect of the principal of, premium, if any, and interest on such debt securities when such payments are due from the trust to be established by us upon Legal Defeasance as described below;

•our obligations with respect to such debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

•the rights, powers, trusts, duties and immunities of the applicable trustee, and our obligations in connection therewith; and

•the Legal Defeasance provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of any guarantors released with respect to certain covenants that are described in the applicable indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a default or event of default with respect to the outstanding debt securities of a series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default” will no longer constitute an event of default with respect to such debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of debt securities:

•we must irrevocably deposit with the applicable trustee, in trust, for the benefit of the holders of such debt securities, cash in U.S. dollars, U.S. government obligations, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding debt securities on the stated maturity or on the applicable redemption date, as the case may be;

•in the case of Legal Defeasance, we must have delivered to the applicable trustee an opinion of counsel reasonably acceptable to such trustee confirming that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•in the case of Covenant Defeasance, we must have delivered to the applicable trustee an opinion of counsel reasonably acceptable to such trustee confirming that the holders of such outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•no default or event of default shall have occurred and be continuing with respect to such debt securities either (i) on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) or (ii) insofar as events of default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

•such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the applicable indenture or any material agreement or instrument to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound (other than any such default under the applicable indenture resulting solely from the borrowing of funds to be applied to such deposit);

•we must have delivered to the applicable trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

•we must deliver to the applicable trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of such debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others;

•we must deliver to the applicable trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

•certain other customary conditions precedent are satisfied.

Senior Debt Securities

The senior debt securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The senior debt securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the senior indenture or specified in any authorizing resolution or supplemental indenture relating to a series of senior debt securities to be issued, the senior indenture will not limit the amount of additional indebtedness that may rank equally with the senior debt securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred shares that may be issued by any of our subsidiaries.

Subordination

If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any subordinated debt securities will be subordinated in right of payment, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full of all senior indebtedness, including senior debt securities. However, our obligation to pay the principal of (and premium, if any) or interest on the subordinated debt securities will not otherwise be affected. Unless otherwise stated in the applicable prospectus supplement, payment on account of principal (or premium, if any), sinking funds or interest on the subordinated debt securities may not be made at any time when there is a default in the payment of the principal, premium, if any, sinking funds, interest or certain other obligations on senior indebtedness. In addition, the prospectus supplement for any series of subordinated debt securities may provide that payments of the principal of (or premium, if any) or interest on the subordinated debt securities may be delayed or not paid under specified circumstances and periods. If, while we are in default on senior indebtedness, any payment is received by the trustee under the subordinated indenture or the holders of any of the subordinated debt securities before we have paid all senior indebtedness in full, the payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Subject to paying the senior indebtedness in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

Due to the subordination, if our assets are distributed upon insolvency, some or all of our general creditors may recover more, ratably, than holders of subordinated debt securities. The subordinated indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the legal defeasance provisions of the subordinated indenture.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated by reference in it will specify the approximate amount of senior indebtedness outstanding as of a recent date and any limitations on the issuance of additional senior indebtedness (or that there is not such limitation). Senior indebtedness with respect to any series of subordinated debt securities will have the meaning specified in the applicable prospectus supplement for that series.

Conversion Rights

The terms and conditions of any debt securities being offered that are convertible into our common shares will be described in the applicable prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be mandatory or at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

Corporate Existence

Subject to the terms of the applicable indenture, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, charter and statutory rights and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.

Guarantees of Debt Securities

Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates.

Governing Law

The senior indenture is, and the subordinated indenture and our debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material features of our capital stock. This summary does not describe every aspect of our capital stock and is subject to, and qualified in its entirety by reference to, all the provisions of our amended articles of incorporation and code of regulations, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of Ohio law.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 common shares, without par value, and 195,000 preferred shares, without par value. As of December 2, 2021, there were (i) 54,948,180 common shares issued and outstanding, and (ii) no preferred shares issued and outstanding.

Common Shares

Holders of our common shares are entitled to:

•one vote for each share held;

•receive dividends when and if declared by our board of directors from funds legally available therefor, subject to the rights of holders of our preferred shares, if any, and any restrictions contained in our long-term indebtedness; and

•share ratably in our net assets, legally available to our shareholders in the event of our liquidation, dissolution or winding up, after provision for distribution to the holders of any preferred shares and to the payment in full of all amounts required to be paid to creditors or provision for such payment.

Holders of our common shares have no preemptive, subscription, redemption, conversion or cumulative voting rights. Our outstanding common shares are, and any common shares that we issue pursuant to this prospectus and a prospectus supplement will be, when issued, fully paid and nonassessable.

Preferred Shares

Under our amended articles of incorporation, our board of directors is authorized to issue, without any further vote or action by our shareholders, subject to certain limitations prescribed by Ohio law and the rules and regulations of the NYSE, up to an aggregate of 195,000 preferred shares in one or more series. Our board of directors is also authorized to fix or change the rights, preferences and limitations of each series, including the division of such shares into series and the designation and authorized number of each series, dividend and distribution rights, liquidation rights, preferences and price, redemption rights and price, sinking fund requirements, voting rights, preemptive rights, conversion rights and restrictions on issuance of shares. Absent a determination by the board of directors to establish different voting rights, holders of preferred shares are entitled to one vote per share on matters to be voted upon by the holders of common shares and preferred shares voting together as a single class. Ohio law also entitles the holders of preferred shares to exercise a class vote on certain matters.

Our board of directors will fix the rights, preferences and limitations of each series of preferred shares that we sell under this prospectus and any applicable prospectus supplement in a certificate of amendment to our amended articles of incorporation. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our amended articles of incorporation that describes the terms of the series of preferred shares that we are offering before the issuance of the related series of preferred shares. We will also describe in the applicable prospectus supplement the terms of the series of preferred shares being offered.

As described below under the heading “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred shares, elect to offer fractional interests in preferred shares, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred shares.

Our board of directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of us without further action by our shareholders. When we issue preferred shares under this prospectus and a prospectus supplement, such preferred shares will be fully paid and nonassessable.

Anti-Takeover Effects of Amended Articles of Incorporation, Code of Regulations and Ohio Law

Certain provisions in our amended articles of incorporation and code of regulations and the Ohio Revised Code could discourage potential takeover attempts and make attempts by shareholders to change management more difficult. These provisions could adversely affect the market price of our shares. A description of these provisions is set forth below.

Classified Board of Directors

Our board of directors is divided into three classes, with three-year staggered terms. This classification system increases the difficulty of replacing a majority of the directors at any one time and may tend to discourage a third party from making a tender offer or otherwise attempting to gain control of us. It also may maintain the incumbency of our board of directors. Under the Ohio General Corporation Law, our shareholders may not remove any directors on our classified board of directors without cause.

Supermajority Voting Provisions

Under the Ohio General Corporation Law, in the case of most mergers, sales of all or substantially all the assets of a corporation and amendments to a corporation’s articles of incorporation, the affirmative vote of two-thirds of the voting power of the corporation is required unless the corporation’s articles of incorporation provide for a lower amount not less than a majority. Our amended articles of incorporation change the default voting requirement provided by the Ohio General Corporation Law to a majority of the voting power, except that the affirmative vote of two-thirds of the voting power is required with respect to any of the following:

•proposed amendments to the supermajority voting provision in our amended articles of incorporation;

•an agreement of merger or consolidation providing for the proposed merger or consolidation of us with or into one or more other corporations and requiring shareholder approval;

•a proposed combination or majority share acquisition involving the issuance of our shares and requiring shareholder approval;

•a proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of our assets, with or without goodwill; and

•a proposed dissolution of us.

Limited Shareholder Action by Written Consent

The Ohio General Corporation Law requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that the code of regulations may be amended by an action by written consent of holders of shares entitling them to exercise two-thirds of the voting power of the corporation or, if the articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority. This provision may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider to be in its best interest.

Control Share Acquisition Act

The Ohio General Corporation Law provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•one-fifth or more but less than one-third of such voting power;

•one-third or more but less than a majority of such voting power; and

•a majority or more of such voting power.

This provision, which is known as the Control Share Acquisition Act, does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Control Share Acquisition Act.

Merger Moratorium Statute

Chapter 1704 of the Ohio Revised Code, known as the Merger Moratorium Statute, prohibits specified business combinations and other transactions (including mergers, consolidations, asset sales, loans, disproportionate distributions of property and disproportionate issuances or transfers of shares or rights to acquire shares) between an

Ohio corporation and an “Interested Shareholder” (as such term is defined in Section 1704.01 of the Ohio Revised Code) for a period of three years after a person becomes an Interested Shareholder, unless, prior to such date, the directors approved either the business combination or other transaction or approved the acquisition that caused the person to become an Interested Shareholder. Under the Merger Moratorium Statute, an Interested Shareholder generally includes any beneficial owner of shares of an Ohio corporation who, alone or with others, may exercise or direct the exercise of at least 10% of the voting power of the corporation in the election of directors.

Following the three-year moratorium period, the corporation may engage in the covered transaction with the Interested Shareholder only if:

•the transaction receives the approval of the holders of shares entitling them to exercise at least two-thirds of the voting power of the corporation in the election of directors (or a different proportion specified in the corporation’s articles of incorporation), including at least a majority of the voting shares held by persons other than an Interested Shareholder; or

•the remaining shareholders receive an amount for their shares equal to the higher of the highest amount paid in the past by the Interested Shareholder for the corporation’s shares or the amount that would be due to the shareholders if the corporation were to dissolve.

The Merger Moratorium Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Merger Moratorium Statute.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares representing our preferred shares sets forth certain general terms that may apply to the depositary shares that we may offer under this prospectus. The specific terms of the depositary shares and the related deposit agreement and depositary receipts will be described in the applicable prospectus supplement relating to those depositary shares. We will file forms of the applicable deposit agreement and the depositary receipts as exhibits to the registration statement of which this prospectus is a part or as exhibits to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of the depositary shares and the related deposit agreement and depositary receipts as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

General

We may, at our option, elect to offer fractional preferred shares, rather than full preferred shares. If we exercise this option, we will issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. We will deposit with a depositary, or the preferred stock depositary, preferred shares of each series represented by depositary shares and enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder’s fractional interest in the preferred shares, to all the rights and preferences of the series of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons purchasing the fractional preferred shares in accordance with the terms of the deposit agreement as described in the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares underlying the depositary shares to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders. The relevant record date for depositary shares will be the same date as the record date for the preferred shares.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders. If the preferred stock depositary determines that it is not feasible to make such distribution, the preferred stock depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

If we offer to the holders of a series of preferred shares represented by the depositary shares any rights, preferences or privileges to subscribe for or purchase any securities, or any other rights, preferences or privileges, the preferred stock depositary will make such rights, preferences or privileges available to the record holders of depositary shares either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the preferred stock depositary and us. If the preferred stock depositary determines that such action is not lawful or feasible or if it is instructed by a holder that such holder does not want to exercise such rights, preferences or privileges, it may (with our approval in any case when the preferred stock depositary has determined that it is not feasible to make such rights, preferences or privileges available) sell such rights, preferences or privileges and distribute the net proceeds from such sale to the holders of depositary shares entitled to such proceeds.

Withdrawal

Preferred shares represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of preferred shares and any money or property represented by such depositary shares. Only whole preferred shares may be withdrawn; if a holder holds an amount of depositary shares in excess of whole preferred shares, the preferred stock depositary will deliver along with the withdrawn preferred shares a new depositary receipt evidencing the excess number of depositary shares. Except as described in the deposit agreement, holders of withdrawn preferred shares will not be entitled to redeposit such preferred shares or to receive depositary shares for such preferred shares.

Redemption

If we redeem preferred shares held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing the preferred shares so redeemed (provided that we have paid the applicable redemption price for the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption). The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If fewer than all the outstanding depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata (as nearly as may be practicable without creating fractional depositary shares) or as otherwise determined by us.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. The preferred stock depositary will vote the amount of preferred shares represented by the depositary shares in accordance with the holder’s instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to vote such shares. The preferred stock depositary will abstain from voting the amount of preferred shares represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of depositary receipts will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as set forth in the applicable prospectus supplement.

Adjustments

Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of the series of preferred shares represented by the depositary shares, or upon any recapitalization, reorganization, merger or consolidation affecting us or to which we are a party, the preferred stock depositary may in its discretion, with our approval (not to be unreasonably withheld) and instructions, and in such manner as the preferred stock depositary may deem equitable, treat any securities which are received by the preferred stock depositary in exchange for or upon conversion or in respect of such preferred shares as new deposited securities received in exchange for or upon conversion or in respect of such preferred shares and may make such adjustments in the fraction of an interest represented by one depositary share in one such preferred share as may be necessary to fully reflect the effects of such change. With our approval, the preferred stock depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.

Amendment

We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless the holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions set forth in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

Termination

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each series of preferred shares affected by the termination consents to the termination. Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole and/or fractional preferred shares represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.

In addition, the deposit agreement will automatically terminate if:

•all outstanding depositary shares have been redeemed;

•there has been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

•each related preferred share has been converted into our common shares or other securities that are not represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and charges of the preferred stock depositary in connection with the initial deposit of the preferred shares, the initial issuance of the depositary shares, any redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. All other transfer, income and other taxes and governmental charges will be at the expense of the holders of depositary receipts. Holders of depositary receipts will also pay such other charges and expenses (i) as are expressly provided in the deposit agreement to be for their accounts and (ii) for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement. If those charges, expenses and taxes have not been paid by the holders of depositary receipts, the preferred stock depositary may refuse to transfer depositary shares or withdraw any preferred shares, withhold dividends and distributions and sell the preferred shares or other property represented by the depositary shares evidenced by the depositary receipts.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the preferred stock depositary. Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary and its acceptance of such appointment. We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal, and any preferred stock depositary must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The preferred stock depositary will forward to holders of depositary receipts any notice, reports and other communications that are delivered to the depositary and that we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred shares.

Limitation of Liability

    We will not be liable, nor will the preferred stock depositary be liable, if we or the preferred stock depositary are prevented from or delayed, by law or any circumstances beyond our control, in performing our respective obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (only in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented by depositary shares unless satisfactory indemnity is furnished. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents reasonably believed to be genuine and signed or presented by a proper party.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common shares, preferred shares or depositary shares. We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent.

We will describe in the applicable prospectus supplement the terms of the warrants being offered and the applicable warrant agreement (including the form of the warrant), including the following:

•the title of the warrants;

•the aggregate number of the warrants to be issued and currently outstanding, if any;

•the price or prices at which the warrants will be issued;

•any securities sold together with the warrants;

•the currencies in which the price or prices of the warrants may be payable;

•the designation, amount and terms of the securities issuable upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

•the designation and terms of any related securities with which the warrants will be issued, and the number of warrants that will be issued with each security;

•the date, if any, on and after which the warrants and the related securities will be separately transferable;

•the price at which the securities purchasable upon exercise of the warrants may be purchased, and any provision for changes to or adjustments in such price;

•the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•the maximum or minimum number of warrants which may be exercised at any time;

•a discussion of material federal income tax considerations applicable to the exercise of the warrants; and

•any other material terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The description of the warrants in this prospectus is a summary of the material provisions that will appear in the applicable warrant agreement. This description does not include all of the terms of the applicable warrant agreement and does not contain all of the information that you may find useful. We will describe the terms of any warrants and the applicable warrant agreement in more detail in the applicable prospectus supplement. We urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the warrants. The form of the applicable warrant agreement (including the form of the warrant) will be filed with the SEC promptly after the offering of warrants and will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF RIGHTS

The following description of the rights sets forth certain general terms that may apply to the rights that we may offer under this prospectus. The specific terms of any rights and the related rights agreement (including the form of rights certificate) will be described in the applicable prospectus supplement relating to those rights. We will file the form of the applicable rights agreement (including the form of rights certificate) as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any rights and the related rights agreement (including the form of rights certificate) as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue rights to purchase debt securities, common shares, preferred shares or depositary shares that we may offer to our securityholders. The rights may be issued independently or together with any other securities we offer, and may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons may be required to purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates representing the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of any rights being offered and the applicable rights agreement (including the form of the rights certificate), including the following, as may be applicable: the date of determining the securityholders entitled to participate in the rights offering; the consideration for which we will issue the rights; the total number of rights to be issued; the designation, number or amount and terms of the underlying securities issuable upon exercise of the rights; the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of rights, and any provisions for changes to or adjustments in the price; the dates on which the holder’s ability to exercise the rights will commence and expire; the procedures and conditions relating to the exercise of the rights; the extent to which the rights will be transferable; the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; the material terms of any standby underwriting or purchase agreement entered into by us in connection with the rights offering; a discussion of material U.S. federal income tax considerations applicable to the exercise of the rights; the identity of the rights agent; and any other terms of the rights, including terms, procedures, conditions and limitations relating to the distribution, exchange and exercise of the rights.

Exercise Price

Each right will entitle its holder to purchase the underlying securities at the exercise price set forth in the applicable prospectus supplement. Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation: our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase securities that remain unsold in the rights offering; and general conditions in the securities markets. The subscription price may or may not reflect the actual or long-term fair value of the securities offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the securities subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights

The manner of exercising rights will be set forth in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will become void and have no value. We will extend the expiration date as required by applicable law and may, in our sole discretion, extend the expiration date. If we elect to extend the expiration date, we will issue a press release announcing such extension prior to the scheduled expiration date.

Fees and Expenses

We will pay all fees charged by the rights agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the rights agent will pay such expenses.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the expiration date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts obligating holders to purchase from us and us to sell to the holders, our securities at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and an underlying security that is pledged by the holder of a purchase contract to secure its obligations under the purchase contract.

We will describe in the applicable prospectus supplement the terms of the purchase contracts and/or purchase units being offered, including:

•the amount that a holder will be obligated to pay under the purchase contract, or the formula by which such amount shall be determined;

•the settlement date or dates on which the holder will be obligated to purchase the securities, and the conditions, if any, under which the settlement date may occur on an earlier date;

•the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•the settlement rate, which will determine the number of shares or other securities to be purchased, which may be determined by a formula, which may be based on the market price of our common shares or preferred shares over a specified period or determined by reference to other factors;

•whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security, which would be pledged by the holder to secure its obligations under a purchase contract;

•the type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•the terms of any pledge or depository arrangements relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or distributed to the holder; and

•the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the terms of payment and any provisions for deferral of payment (the contract fee may be a percentage of the stated amount of the purchase contract or determined by other factors).

The description of the purchase contracts, purchase units and any applicable underlying security, pledge or depository arrangements in this prospectus is a summary of the material provisions that will appear in the applicable documents. This description does not include all of the terms of those documents and does not contain all of the information that you may find useful. We will describe the terms of any purchase contracts or purchase units and, if applicable, any underlying security, pledge or depository arrangements in more detail in the applicable prospectus supplement. We urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the purchase contracts or purchase units. The forms of the relevant documents will be filed with the SEC promptly after the offering of purchase contracts or purchase units and will be available as described under the heading “Where You Can Find More Information” below.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•to or through underwriters or dealers;

•through agents;

•directly to purchasers;

•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•through a rights offering or similar arrangement;

•through any combination of the foregoing methods of sale; or

•through any other methods described in a prospectus supplement.

The securities we distribute by any of these methods may be sold, in one or more transactions:

•at a fixed price or prices, which may be changed;

•at market prices prevailing at the time of sale;

•at prices related to prevailing market prices; or

•at negotiated prices.

The prospectus supplement with respect to the securities being offered will describe the specific plan of distribution and the terms of the offering of the securities, including:

•the name or names of any underwriters, dealers or agents;

•the purchase price of the securities and the proceeds we will receive from the sale;

•any overallotment options under which underwriters may purchase additional securities from us;

•any underwriting discounts, selling commissions, agency fees or other items constituting underwriters’, dealers’ or agents’ compensation;

•any initial public offering price;

•any delayed delivery arrangements;

•any discounts or concessions allowed or reallowed or paid to dealers or agents; and

•any securities exchanges on which the securities may be listed.

Underwriters

Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If we sell securities to underwriters, we will execute an underwriting agreement with those underwriters relating to the securities that we offer, and we will name the underwriters in the applicable prospectus supplement. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. The underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including through other public or private transactions and short sales. The underwriters may offer securities to the public either indirectly through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Dealers

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be underwriters within the meaning of the Securities Act, may then resell such securities to the public at varying prices that they determine at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Agents

If we use agents in a sale, unless otherwise specified in the applicable prospectus supplement, the agents will act on a best efforts basis to solicit purchases for the period of their appointment.

Compensation

In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with an offering of securities, and any discounts, concessions or commissions allowed or reallowed or paid to dealers, will be specified to the extent required in the applicable prospectus supplement.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit realized by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Direct Sales

We may solicit offers to purchase securities directly from the public from time to time. In this case, no underwriters or agents would be involved. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. Such agents may be deemed to be underwriters within the meaning of the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. The applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any compensation we may pay the agents in connection with that offering.

We may sell the securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to resales of the securities. We will describe the terms of any direct sales in the applicable prospectus supplement.

We may make direct sales of the securities through subscription rights distributed to our existing securityholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The terms of any such sales or arrangements will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. If we use delayed delivery contracts, the applicable prospectus supplement will disclose the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions payable for the solicitation of the delayed delivery contracts.

Remarketing Arrangements

    We may authorize one or more “remarketing firms” to sell securities pursuant to a remarketing arrangement upon the purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us, and will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities, or otherwise. The applicable prospectus supplement will identify any remarketing firms and describe the terms of their compensation and agreements, if any, with us. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act with respect to the securities they remarket.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

General Information

Underwriters, agents or dealers and their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

The securities offered hereby may be a new issue of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice. We cannot assure you that there will be liquidity in the trading market for any securities of any series that we may offer under this prospectus.

Any underwriters that we use in the sale of offered securities may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions involve bids to purchase the underlying securities in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities, either through exercise of the overallotment option or in the open market after the distribution has been completed, in order to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover short positions.  These activities may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio.

Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from The Scotts Miracle-Gro Company’s Annual Report on Form 10-K for the year ended September 30, 2021, and the effectiveness of the Company’s internal control over financial reporting as of September 30, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus information that we file with the SEC. This means that we may disclose important information to you by referring you to those documents. The information we incorporate by reference is considered part of this prospectus, and information that we file later with the SEC, including any information contained in an applicable prospectus supplement, will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information. Any information so updated or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we have filed with the SEC (except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules):

•our Annual Report on Form 10-K for the fiscal year ended September 30, 2021; and

•the description of our common shares contained in our Registration Statement on Form 8-A/A (Amendment No. 1) filed with the SEC on April 7, 2003, as amended in our Current Report on Form 8-K filed with the SEC on March 24, 2005, together with any subsequent registration statement or report filed for the purpose of updating such description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering under this prospectus and any applicable prospectus supplement shall be deemed to be incorporated in this prospectus by reference.

You may obtain a copy of these filings from the SEC as described under “Where You Can Find More Information.” Alternatively, we will provide to each person to whom this prospectus is delivered, upon written or oral request and without charge, a copy of any document incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents). Such requests should be directed to: The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attention: Treasurer, telephone number (937) 644-0011.

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize. We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, the prospectus supplement, any free writing prospectus that we authorize or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.
You should assume that the information in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered hereunder. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for more information about our securities and us.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public at the SEC’s Internet website at www.sec.gov. Our common shares are listed on NYSE, and similar information concerning us can also be inspected and copied at the offices of NYSE at 20 Broad Street, New York, NY 10005.

Our website addresses are www.scotts.com and www.scottsmiraclegro.com. We make available, free of charge, on or through our websites, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our websites are not part of this prospectus, any prospectus supplement or other offering material, and the reference to our websites does not constitute incorporation by reference in this prospectus, any prospectus supplement or other offering material of the information contained at those sites.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses (other than underwriting discounts and commissions) expected to be incurred by the registrant in connection with the issuance and distribution of securities registered hereby:

SEC registration fees	(1)
Printing and engraving expenses	(2)
Transfer Agent’s fees and expenses	(2)
Trustee and depositary fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total:	(2)
________________________
(1)    In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee for the securities registered under this registration statement.
(2)    These fees and expenses are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. The applicable prospectus will set forth the estimated amount of fees and expenses in connection with the offering of securities thereunder.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below, the Amended and Restated Articles of Incorporation and the Amended and Restated Regulations of The Scotts Miracle-Gro Company and the organizational documents of each of the co-registrants.

The California Corporations

California General Corporation Law

Section 317 of the California General Corporation Law (“CAGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another entity, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by the person in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to expenses actually and reasonably incurred in connection with the defense or settlement of the action and no such indemnification may be made (i) in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless an appropriate court determines, in view of all the circumstances of the case, that such person is fairly and reasonably entitled to indemnification for such expenses and then only to the extent that the court shall determine, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that such person has been successful on the merits in defending any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses actually and reasonably incurred by such person in connection therewith.

Section 317 of the CAGCL authorizes a corporation to purchase and maintain insurance on behalf of any officer or director against any liability asserted or incurred in his capacity, or arising out of his status, with the corporation.

Rod McLellan Company

Article V of the Amended and Restated Articles of Incorporation of Rod McLellan Company (“McLellan”) authorizes McLellan to provide indemnification of its agents in excess of the limits set forth in Section 317 of the CAGCL, subject only to the applicable limits set forth in the CAGCL with respect to actions for breach of duty to the corporation and its shareholders.

Article XI of McLellan’s Amended Bylaws requires McLellan to indemnify its directors and officers to the fullest extent permitted under the CAGCL, unless a determination is made that the director or officer did not meet the applicable standard of conduct.

Article XI also requires McLellan to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of McLellan, provided, that such insurance is available on acceptable terms.

The Delaware Corporations

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another entity, against expenses (including attorneys’ fees), judgments, fines, settlements and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to expenses actually and reasonably incurred in connection with the defense or settlement of the action and no such indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent an appropriate court determines that such person is fairly and reasonably entitled to indemnification for such expenses the court deems proper. To the extent that such person has been successful on the merits or otherwise in defending any action, suit or proceeding referred to above or any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(g) of the DGCL further provides that a corporation may purchase and maintain insurance on behalf of any former or current director or officer of the corporation, whether or not the corporation would have the power to indemnify the person under the statute.

Hyponex Corporation; OMS Investments, Inc.; Scotts Manufacturing Company; Swiss Farms Products, Inc.; The Hawthorne Gardening Company
The Certificates of Incorporation of Hyponex Corporation (“Hyponex”), OMS Investments, Inc. (“OMS”), Scotts Manufacturing Company (“Manufacturing”), Swiss Farms Products, Inc. (“Swiss”) and The Hawthorne Gardening Company (“Hawthorne Gardening”) do not address indemnification.

Article Seven of the Bylaws of OMS, Manufacturing, and Swiss and Article XI of the Bylaws of Hyponex require the corporation to indemnify its directors and officers to the fullest extent permitted under the DGCL, provided, that, the corporation shall only make such indemnification upon a determination that the director or officer met the applicable standard of conduct.

Article XXIV of the By-Laws of Hawthorne Gardening require the corporation to indemnify its directors and officers to the extent permitted under the DGCL.

Article Seven of the Bylaws of each of OMS, Manufacturing and Swiss also authorizes the corporation to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation. Article XI of Hyponex’s Bylaws requires Hyponex to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of Hyponex, provided, that such insurance is available on acceptable terms.

The Delaware Limited Liability Companies

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Hawthorne Hydroponics LLC; Scotts Temecula Operations, LLC; Scotts-Sierra Investments LLC
The Certificate of Formation and Limited Liability Company Agreement of Hawthorne Hydroponics LLC, Scotts Temecula Operations, LLC and Scotts-Sierra Investments LLC do not address indemnification.

The Nevada Corporations

Nevada Business Corporation Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was, is or is threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer or director of the corporation or serving at the request of the corporation as an officer or director of another entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the proceeding if such director or officer (i) is not liable pursuant to Section 78.138 of the NRS and (ii) acted in good faith and in a manner that the director or officer reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful.

With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such director or officer has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the NRS further provides that to the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation must indemnify such director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by the director or officer in connection with the defense.

Section 78.752 of the NRS authorizes the corporation to purchase and maintain insurance or make other financial arrangements, including trust funds, letters of credit and self-insurance, for any person who is or was a director or officer of the corporation or serving at the request of the corporation as a director or officer of another entity for any liability asserted against such person and liability and expenses incurred by the director or officer in such capacity or arising out of the director’s or officer’s status as such, whether or not the corporation has the authority to indemnify such director or officer against such liability and expenses.

AeroGrow International, Inc.; HGCI, Inc.

Article V of the Amended and Restated Articles of Incorporation of AeroGrow International, Inc. (“AeroGrow”) provides that the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the NRS. Article VI of the Amended and Restated Articles of Incorporation of AeroGrow provides that no director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty involving any act or omission of such individual; provided, that such limitation shall not apply to acts or omissions involving intentional misconduct, fraud or a knowing violation of law or the payment of dividends in violation of Section 78.300 of the NRS.

The Articles of Incorporation of HGCI, Inc. (“HGCI”) do not address indemnification.

Article V of the Amended and Restated Bylaws of AeroGrow and the Bylaws of HGCI requires the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened or pending action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact such person is or was a director or officer of HGCI, or is or was serving at the request of HGCI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, against all expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue or matter therein, to the fullest extent permitted by the laws of Nevada as they may exist from time to time.

The New York Corporations

New York Business Corporation Law

Section 721 of the New York Business Corporation Law (“NYBCL”) provides that a corporation may not indemnify a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that (i) the acts of the director or officer were committed in bad faith or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated, or (ii) the director or officer personally gained in fact a financial profit or other advantage to which the director or officer was not legally entitled. Section 722 of the NYBCL provides that, subject to the limitations set forth in Section 721, a corporation may indemnify a director or officer made, or threatened to be made, a party to any action, by reason of the fact that he was a director or officer of the corporation or served at the corporation’s request on behalf of another entity in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation and, with respect to criminal actions or proceedings, the director or officer had no reasonable cause to believe that his conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to amounts paid in settlement and reasonable expenses (including attorneys’ fees) actually and necessarily incurred by the person in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other entity, not opposed to, the best interests of the corporation, except that no such indemnification may be made in respect of (a) a threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent an appropriate court determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to partial or full indemnification. Section 723 of the NYBCL provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action.

Section 726 of the NYBCL authorizes the corporation to purchase and maintain insurance to indemnify directors and officers in instances in which they may be indemnified by a corporation under New York law.

Miracle-Gro Lawn Products, Inc.

The Certificate of Incorporation of Miracle-Gro Lawn Products, Inc. (“Lawn”) does not address indemnification.

Article VI of the Bylaws of Lawn requires Lawn to indemnify its directors and officers to the fullest extent permitted under the NYBCL, provided, that, unless such indemnification is ordered by a court pursuant to Section 725 of the NYBCL, Lawn shall only make such indemnification upon a determination that the director or officer met the applicable standard of conduct.

Article VI also authorizes Lawn to purchase and maintain insurance to indemnify directors and officers; provided, that no such insurance may provide for any payment, other than the cost of defense, to or on behalf of any director or officer (i) if a judgment or final adjudication adverse to the insured director or officer establishes that the director or officer’s acts of active and deliberate dishonesty were material to the cause of action adjudicated or that the director or officer personally gained a financial profit or other advantage to which the director or officer was not legally entitled, or (ii) in relation to any risk the insurance of which is prohibited under New York insurance law.

Sanford Scientific, Inc.

The Certificate of Incorporation and By-Laws of Sanford Scientific, Inc. do not address indemnification.

The Ohio Corporations

Ohio General Corporation Law

Section 1701.13(E) of the Ohio General Corporation Law (“OGCL”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director or officer or serving at the request of the corporation as a director or officer of another entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the suit, action or proceeding if (i) the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action and no such indemnification may be made if either (a) the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director’s or officer’s duty to the corporation, unless and only to the extent that the court in which the proceeding was brought determines that the director or officer is fairly and reasonably entitled to indemnification for such expenses as the court deems proper, or (b) the only liability asserted against a director in a proceeding relates to the director’s approval of an impermissible dividend, distribution, redemption or loan. The OGCL further provides that to the extent a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation must indemnify the director or officer against expenses actually and reasonably incurred by the director or officer in connection with the action, suit or proceeding.

Section 1701.13(E) of the OGCL permits a corporation to pay expenses (including attorneys’ fees) incurred by a director, officer, employee or agent as they are incurred, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation’s directors and upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

Section 1701.13(E) of the OGCL states that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under a corporation’s articles or regulations, any agreement, a vote of the corporation’s shareholders or disinterested directors, or otherwise. In addition, Section 1701.13(E) of the OGCL grants express power to a corporation to purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

The OGCL also permits corporations to purchase and maintain insurance on behalf of any director or officer against any liability asserted against such director or officer and incurred by such director or officer in his capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against such liability under the OGCL.

GenSource, Inc.; SMG Growing Media, Inc.

The Articles of Incorporation of GenSource, Inc. (“GenSource”) and SMG Growing Media, Inc. (“Growing”) do not address indemnification.

Article Five of the Code of Regulations of GenSource and Growing requires the corporation to indemnify any director of the corporation to the fullest extent permitted under the OGCL; provided, that (i) the corporation is not required to indemnify any director in connection with any claim in any action, suit or proceeding that is asserted by the director unless such claim was authorized or ratified by the corporation’s Board of Directors and (ii) the corporation shall not indemnify a director of the corporation in respect of any claim, issue or matter asserted in an action, suit or proceeding by or in the right of the corporation to which the director has been adjudged to be liable to the corporation for an act or omission undertaken by the director in such capacity with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. Any such indemnification shall be paid by the corporation unless a determination is made by an appropriate court that the director did not meet the applicable standard of conduct.

Article Five of the Code of Regulations of GenSource and Growing authorizes the corporation to purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit or self-insurance, for or on behalf of any person who is or was a director or officer of the corporation, whether or not the corporation would have the obligation or power to indemnify such person against such liability under Article Five of the Code of Regulations.

Scotts Products Co.; Scotts Professional Products Co.; The Scotts Miracle-Gro Company

The Articles of Incorporation of Scotts Products Co. (“Products”), Scotts Professional Products Co. (“Professional”) and The Scotts Miracle-Gro Company do not address indemnification.

Article VI of the By-Laws of Products and Professional and Article Five of the Code of Regulations of The Scotts Miracle-Gro Company require the corporation to indemnify its directors and officers, or any person serving at the request of the corporation as a director, officer or manager of another entity, to the fullest extent permitted under the OGCL, provided that the corporation shall not make such indemnification if a determination is made that the director or officer did not meet the applicable standard of conduct.

Article VI of the By-Laws of Products and Professional and Article Five of the Code of Regulations of The Scotts Miracle-Gro Company also permit the corporation to purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit or self-insurance, for or on behalf of any person who is or was a director or officer of the corporation, or is serving at the request of the corporation as a director or officer of another entity, whether or not the corporation would have the obligation or power to indemnify such person against such liability under Article Five of the Code of Regulations.

Scotts Live Goods Holdings, Inc.; The Hawthorne Collective, Inc.

The Articles of Incorporation of Scotts Live Goods Holdings, Inc. (“Live Goods”) and The Hawthorne Collective, Inc. (“Hawthorne Collective”) do not address indemnification.

Article Five of the Code of Regulations of Live Goods and Hawthorne Collective requires the corporation to indemnify any director or officer of the corporation, or any person serving at the request of the corporation as a director, officer or manager of another entity, to the fullest extent permitted under the OGCL; provided, that (i) the corporation is not required to indemnify any such individual in connection with any claim in any action, suit or proceeding that is asserted by such individual unless such claim was authorized or ratified by the corporation’s Board of Directors, (ii) the corporation shall not indemnify a director of the corporation in respect of any claim, issue or matter asserted in an action, suit or proceeding by or in the right of the corporation to which the director has been adjudged to be liable to the corporation for an act or omission undertaken by the director in such capacity with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation, and (iii) the corporation shall not indemnify any such individual in his or her capacity other than that of director of the corporation in respect of any claim, issue or matter asserted in an action, suit or proceeding by or in the right of the corporation as to which such person has been adjudged to be liable to the corporation for negligence or misconduct. Any such indemnification shall be paid by the corporation unless a determination is made by an appropriate court that the individual did not meet the applicable standard of conduct.

Article Five of the Code of Regulations of Live Goods and Hawthorne Collective authorizes the corporation to purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit or self-insurance, for or on behalf of any person who is or was a director or officer of the corporation, whether or not the corporation would have the obligation or power to indemnify such person against such liability under Article Five of the Code of Regulations.

The Ohio Limited Liability Companies

Ohio Limited Liability Company Act

Section 1705.32 of the Ohio Limited Liability Company Act (“OLLCA”) provides that a limited liability company may indemnify any person who was or is a party, or who is threatened to be made a party, to any proceeding, because such person is or was a manager, member, partner, officer, employee or agent of the company or is or was serving at the company’s request as a manager, director, trustee, officer, employee or agent of any other entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the company to procure a judgment in its favor, however, such indemnification may only apply to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company; provided, however, that no such indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. To the extent that a manager, officer, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any such action, suit, proceeding, claim, issue or matter referred to above, the limited liability company must indemnify such person against expenses (including attorneys’ fees) that were actually and reasonably incurred by such person in connection with such action, suit or proceeding. The indemnification authorized by Section 1705.32 of the OLLCA is not exclusive of and is in addition to any other rights granted to those seeking indemnification, both as to action in their official capacities and as to action in another capacity while holding their offices or positions. Section 1705.32 of the OLLCA also provides that a limited liability company may purchase and maintain insurance or furnish similar protection for or on behalf of any person who is or was a manager, director, trustee, officer, employee or agent of the company or who is or was serving at the request of the company as a manager, director, trustee, officer, employee or agent of another entity.

Section 1705.32 of the OLLCA also provides that a limited liability company may purchase and maintain insurance for or on behalf of any person who is or was a manager, member or officer of the company.

1868 Ventures LLC; The Scotts Company LLC; SMGM LLC

The Articles of Organization and Operating Agreement of 1868 Ventures LLC, The Scotts Company LLC and SMGM LLC do not address indemnification.

Director and Officer Insurance Maintained by The Scotts Miracle-Gro Company

The Scotts Miracle-Gro Company maintains insurance policies under which its directors and officers and the directors and officers of the Subsidiary Guarantors are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of The Scotts-Miracle Gro Company or the Subsidiary Guarantors.

Item 16. Exhibits.

A list of exhibits included as part of this Registration Statement is set forth on the Index to Exhibits, which immediately precedes the exhibits and is incorporated by reference herein.

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement related to Debt Securities *

1.2	Form of Underwriting Agreement related to securities other than Debt Securities *

3.1
Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on November 22, 2004 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.1])

3.2
Certificate of Amendment by Shareholders to Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on March 18, 2005 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.2])

3.3	Code of Regulations of the Registrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.3])

4.1(a)	Indenture for Senior Debt Securities (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed January 14, 2010 (File No. 1-11593) [Exhibit 4.1])

4.1(b)	Form of Senior Debt Security *

4.2(a)	Form of Indenture for Subordinated Debt Securities (Incorporated herein by reference to the Registrant’s Form S-3 ASR filed November 24, 2009 (File No. 333-163330) [Exhibit 4.3])

4.2(b)	Form of Subordinated Debt Security *

4.3	Form of Certificate of Amendment to Amended Articles of Incorporation (describing terms of preferred shares) *

4.4	Form of Preferred Share Certificate *

4.5	Form of Warrant Agreement (including Form of Warrant Certificate) *

4.6	Form of Deposit Agreement (including Form of Depositary Receipt) *

4.7	Form of Rights Agreement (including Form of Rights Certificate) *

4.8	Form of Purchase Contract Agreement (for purchase contracts and purchase units) *

4.9	Form of Pledge Agreement (for purchase contracts and purchase units) *

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP †

23.1	Consent of Deloitte & Touche LLP †

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages of Registration Statement)

25.1	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Senior Indenture †

25.2	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Subordinated Indenture **

[Remainder of page intentionally left blank; signatures on following page]

________________________

†    Filed herewith.
*    To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934 that is incorporated herein by reference.
**    To be incorporated by reference from a subsequent filing pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 3rd day of December, 2021.

THE SCOTTS MIRACLE-GRO COMPANY

By:	/s/ James Hagedorn
James Hagedorn, Chief Executive Officer and Chairman of the Board

POWERS OF ATTORNEY

Each of the undersigned directors and officers of The Scotts Miracle-Gro Company (the “Company”) hereby constitutes and appoints James Hagedorn, Cory J. Miller and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn James Hagedorn	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 3, 2021

/s/ Cory J. Miller Cory J. Miller	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 3, 2021

/s/ David C. Evans David C. Evans	Director	December 3, 2021

/s/ Brian D. Finn Brian D. Finn	Director	December 3, 2021

/s/ Adam Hanft Adam Hanft	Director	December 3, 2021

/s/ Stephen L. Johnson Stephen L. Johnson	Director	December 3, 2021

/s/ Thomas N. Kelly Jr. Thomas N. Kelly Jr.	Director	December 3, 2021

/s/ Katherine Hagedorn Littlefield Katherine Hagedorn Littlefield	Director	December 3, 2021

/s/ Nancy G. Mistretta Nancy G. Mistretta	Director	December 3, 2021

/s/ Peter E. Shumlin Peter E. Shumlin	Director	December 3, 2021

/s/ John R. Vines John R. Vines	Director	December 3, 2021

/s/ Gerald Volas Gerald Volas	Director	December 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 3rd day of December, 2021.

GENSOURCE, INC.

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Cory J. Miller and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn James Hagedorn	President and Chief Executive Officer (Principal Executive Officer)	December 3, 2021

/s/ Jeffrey Leuenberger Jeffrey Leuenberger	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 3, 2021

/s/ Cory J. Miller Cory J. Miller	Director	December 3, 2021

/s/ Gregory A. Liening Gregory A. Liening	Director	December 3, 2021

/s/ Dave Swihart Dave Swihart	Director	December 3, 2021

/s/ Craig Izzo Craig Izzo	Director	December 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 3rd day of December, 2021.

AEROGROW INTERNATIONAL, INC.
HYPONEX CORPORATION
MIRACLE-GRO LAWN PRODUCTS, INC.
ROD MCLELLAN COMPANY
SANFORD SCIENTIFIC, INC.
SCOTTS MANUFACTURING COMPANY
SCOTTS PRODUCTS CO.
SCOTTS PROFESSIONAL PRODUCTS CO.
SMG GROWING MEDIA, INC.

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Cory J. Miller and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	December 3, 2021

/s/ Cory J. Miller Cory J. Miller	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 3, 2021

/s/ Ivan C. Smith Ivan C. Smith	Executive Vice President, Secretary and Director	December 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 3rd day of December, 2021.

SCOTTS LIVE GOODS HOLDINGS, INC.

By:	/s/ Michael C. Lukemire
Name:	Michael C. Lukemire
Title:	President

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Cory J. Miller and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael C. Lukemire Michael C. Lukemire	President and Director (Principal Executive Officer)	December 3, 2021

/s/ Cory J. Miller Cory J. Miller	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 3, 2021

/s/ Ivan C. Smith Ivan C. Smith	Executive Vice President, Secretary and Director	December 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 3rd day of December, 2021.

HAWTHORNE HYDROPONICS LLC

By:	/s/ Christopher J. Hagedorn
Name:	Christopher J. Hagedorn
Title:	President

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Cory J. Miller and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher J. Hagedorn Christopher J. Hagedorn	President (Principal Executive Officer)	December 3, 2021

/s/ Mark J. Scheiwer Mark J. Scheiwer	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 3rd day of December, 2021.

HGCI, INC.

By:	/s/ Christopher J. Hagedorn
Name:	Christopher J. Hagedorn
Title:	President

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Cory J. Miller and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher J. Hagedorn Christopher J. Hagedorn	President (Principal Executive Officer)	December 3, 2021

/s/ Mindy Walser Mindy Walser	Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	December 3, 2021

/s/ Edward R. Claggett Edward R. Claggett	Director	December 3, 2021

/s/ Gregory A. Liening Gregory A. Liening	Director	December 3, 2021

/s/ Mark J. Scheiwer Mark J. Scheiwer	Director	December 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 3rd day of December, 2021.

OMS INVESTMENTS, INC.

By:	/s/ Gregory A. Liening
Name:	Gregory A. Liening
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Cory J. Miller and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory A. Liening Gregory A. Liening	President, Chief Executive Officer and Director (Principal Executive Officer)	December 3, 2021

/s/ Mindy Walser Mindy Walser	Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	December 3, 2021

/s/ Patricia M. Ziegler Patricia M. Ziegler	Director	December 3, 2021

/s/ Edward R. Claggett Edward R. Claggett	Director	December 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 3rd day of December, 2021.

SWISS FARMS PRODUCTS, INC.

By:	/s/ Gregory A. Liening
Name:	Gregory A. Liening
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Cory J. Miller and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory A. Liening Gregory A. Liening	President, Chief Executive Officer and Director (Principal Executive Officer)	December 3, 2021

/s/ Mindy Walser Mindy Walser	Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	December 3, 2021

/s/ Patricia M. Ziegler Patricia M. Ziegler	Director	December 3, 2021

/s/ Edward R. Claggett Edward R. Claggett	Director	December 3, 2021

/s/ Aimee M. DeLuca Aimee M. DeLuca	Director	December 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 3rd day of December, 2021.

SCOTTS-SIERRA INVESTMENTS LLC

By:	/s/ Gregory A. Liening
Name:	Gregory A. Liening
Title:	President and CEO

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Cory J. Miller and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory A. Liening Gregory A. Liening	President and CEO (Principal Executive Officer)	December 3, 2021

/s/ Jeffrey Leuenberger Jeffrey Leuenberger	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 3rd day of December, 2021.

1868 VENTURES LLC
SCOTTS TEMECULA OPERATIONS, LLC
SMGM LLC
THE SCOTTS COMPANY LLC

By:	/s/ James Hagedorn
Name:	James Hagedorn
Title:	Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Cory J. Miller and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn James Hagedorn	Chief Executive Officer (Principal Executive Officer)	December 3, 2021

/s/ Cory J. Miller Cory J. Miller	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 3rd day of December, 2021.

THE HAWTHORNE COLLECTIVE, INC.
THE HAWTHORNE GARDENING COMPANY

By:	/s/ Christopher J. Hagedorn
Name:	Christopher J. Hagedorn
Title:	President

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Cory J. Miller and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher J. Hagedorn Christopher J. Hagedorn	President and Director (Principal Executive Officer)	December 3, 2021

/s/ Mark J. Scheiwer Mark J. Scheiwer	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 3, 2021

/s/ Michael C. Lukemire Michael C. Lukemire	Director	December 3, 2021